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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 4, 2004 in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Haights Cross Communications, Inc. (the "Company") for the registration of $30,000,000 of Haights Cross Operating Company 11 3/4% Senior Notes due 2011.

New York, New York                                  /s/ ERNST & YOUNG LLP
February 10, 2005